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Subject Company: Acacia Communications, Inc.

Commission File No.: 001-37771

This filing consists of the transcript of a conference call with investors held by Cisco Systems, Inc. and Acacia Communications, Inc. on July 9, 2019:

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EDITED TRANSCRIPT

EVENT DATE/TIME: JULY 09, 2019 / 1:00PM GMT

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

CORPORATE PARTICIPANTS

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

Murugesan Shanmugaraj Acacia Communications, Inc. - President, CEO & Director

CONFERENCE CALL PARTICIPANTS

Aaron Christopher Rakers Wells Fargo Securities, LLC, Research Division - MD of IT Hardware & Networking Equipment and Senior Analyst

Ahmed Sami Badri Crédit Suisse AG, Research Division - Senior Analyst

Alexander Henderson Needham & Company, LLC, Research Division - Senior Analyst

Jeffrey Thomas Kvaal Nomura Securities Co. Ltd., Research Division - MD of Communications

Jim Suva Citigroup Inc, Research Division - Director

Meta A. Marshall Morgan Stanley, Research Division - VP

Michael Edward Genovese MKM Partners LLC, Research Division - MD and Senior Analyst

Mitchell Toshiro Steves RBC Capital Markets, LLC, Research Division - Analyst

Paul Jonas Silverstein Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

Roderick B. Hall Goldman Sachs Group Inc., Research Division - MD

Simon Matthew Leopold Raymond James & Associates, Inc., Research Division - Research Analyst

Srinivas Reddy Pajjuri Macquarie Research - Senior Analyst

Thejeswi Banavathi Venkatesh UBS Investment Bank, Research Division - Associate Director and Analyst

PRESENTATION

Operator

Good morning, and thank you for standing by. I would like to let all participants know that today’s call is being recorded. (Operator Instructions) Thank you, and you may begin with your host, Ms. Carol Villazon, with Cisco Investor Relations.

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

Good morning, everyone. This is Carol Villazon with the Investor Relations team at Cisco. I’d like to thank you for joining us today to discuss our announcement of Cisco’s intent to acquire Acacia Communications. This morning, I’m joined by Bill Gartner, Senior Vice President and General Manager of the Optical Systems and Optics Business at Cisco; and Raj Shanmugaraj, President and CEO of Acacia Communications.

A press release with information on today’s announcement can be found on the websites of both companies at www.cisco.com and www.acacia-inc.com. A replay of this conference call will be available until midnight Pacific Time on July 23. For callers in the United States, the replay number is (800) 568-4204. For all other callers, the replay number is (203) 369-3290. The replay will also be available on the Investor Relations sections of both companies’ website.

The matters that both companies will be discussing today include forward-looking statements and, as such, are subject to risks and uncertainties. These risks and uncertainties include those risk factors discussed in the most recent reports on forms 10-Q and 10-K filed by each company as well as those discussed in the joint press release announcing this acquisition. These and other risks and uncertainties could cause actual results to differ from those contained in our forward-looking statements. Unauthorized recording of the conference call is not permitted. I would like to remind the audience that today’s call will pertain strictly to Cisco’s agreement to acquire Acacia. None of the comments in this call should be reviewed as an update on either Cisco’s current quarter or Acacia’s current or recent — recently completed quarter.

Now I’d like to turn the call over to Bill.

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Thanks, Carol, and good morning, everybody, and thanks for joining us today. We are really excited about today’s announcement on bringing Acacia as part of Cisco. As you may know, Acacia is a market leader in high-speed optical interconnect technologies, addressing a wide range of applications across data center, metro, regional, long-haul and undersea networks. And by bringing together our teams, complementary technologies and shared commitment to innovation, I believe this acquisition is going to further strengthen our leading market position in networking.

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

Let me talk a little bit about the strategic rationale. Silicon, optics and software have been and continue to be strategic and foundational to our success in the market, providing clear differentiation for our core networking products. Over the last several years, we’ve been investing organically to build a strong portfolio built on these technologies and driving continued innovation in Cisco’s routers, switches and intent-based networking portfolio. We’ve also expanded our partnerships and completed strategic acquisitions such as Lightwire, CoreOptics and Luxtera, which take advantage of the rapidly growing demand for coherent optical technologies, silicon photonics, 100-gig and 400-gig solutions that augment Cisco’s comprehensive breadth of optics capabilities.

Exponential growth in Internet users, data and video content delivery, social networking and demanding business applications have created significant demand for high-speed network infrastructures that are open, programmable and automated. We believe these dynamics are creating an environment where our customers are needing to increasingly adopt faster-speed networking technologies, 100 gig, 400 gig and higher to support higher bandwidth demands. And we’re seeing this inflection in very short-reach environments such as data center as well as fiber-scarce and longer-reach environments such as WAN, metro, long-haul and subsea markets where our customers need to address network infrastructure constraints, including density and power requirements.

The acquisition of Acacia further enhances our silicon and optics portfolio by combining Cisco’s comprehensive portfolio of optical systems and optics solutions, which support web scale, customers, service providers and data center operators. With Acacia’s optical technology portfolio, we’ll be able to further simplify our customers’ network operations and reduce complexity.

Cisco is also committed to supporting Acacia’s current business, including Acacia’s existing and new customers. Together, we believe we’d be able to address the data center interconnect, WAN, metro, regional and long-haul network providers’ demand for superior levels of performance, scale and efficiency.

Now I’m pleased to introduce Raj Shanmugaraj, Acacia’s President and CEO, to tell you a little bit more about Acacia.

Murugesan Shanmugaraj Acacia Communications, Inc. - President, CEO & Director

Thanks, Bill. My team and I are looking forward to the integration of Acacia with Cisco and the combined benefits we believe that we can both bring to our existing and new customers. As Bill mentioned earlier, Acacia is a market leader in the high-speed coherent optical interconnect market. By implementing optical interconnect technology in a silicon-based platform or what we refer to as siliconization of optical interconnect, we are able to offer products at higher speeds and density with low power consumption.

Our technology is designed to meet the needs of cloud and service providers and can be easily integrated in a cost-effective manner with existing network equipment. We offer a complete portfolio of embedded modules, digital signal processors or DSP, photonic integrated circuits or PICs and pluggable technologies that enable coherent transmission of optical signals over a range of applications from Edge DCI to submarine.

Acacia brings industry-leading expertise and innovation in all the key technology areas or coherent optics applications, algorithm development, ASIC design and verification for the digital signal processing, RF design and module packaging and integration.

Cisco plans to support Acacia’s current merchant business, including our existing customers and new customers that want industry-leading coherent optics, modules, DSPs, PICs and transceivers for use in networking products and data centers. By integrating Acacia’s technology and Cisco’s operational scale, we believe we can accelerate the trend towards coherent technology and pluggable solutions while accommodating a larger footprint of customers worldwide.

I’m looking forward to working closely with Bill and the rest of the Cisco leadership team as they continue to — in the journey to develop the best technology for our customers.

Now I will hand it back over to Bill.

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Thanks, Raj. So to wrap, I want to reiterate some of the reasons we believe Acacia and Cisco combination, above others, is very compelling. Together, Cisco and Acacia intend to lead the transition for customers moving from optical chassis-based systems to pluggable technology, which will reduce network complexity and simplify operations for our customers. With Acacia’s leading-edge coherent interfaces, Cisco will continue to drive innovation into its routing and optical platforms. And finally, Cisco and Acacia teams have a history of working well together and culturally are focused on the same values which we believe is always necessary to build a good foundation. The opportunities we’ve identified in this combination are compelling, and we are confident in our ability to build upon the existing performance with the acquisition of Acacia.

I’m really pleased to welcome all Acacia employees to the Cisco family. Now I’ll turn the call back to Carol.

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

Thank you, everyone. So Missy, we’d like now to open for questions. And as that’s being done, I’d like to remind the audience to please ask only one question. I would also like to reiterate that you please limit your questions to only those directly related to this transaction.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) First question comes from Rod Hall.

Roderick B. Hall Goldman Sachs Group Inc., Research Division - MD

I guess the biggest question on this deal — congratulations on the deal by the way. But I guess the biggest question for us is, I know you’re saying you’re going to continue to support existing customers, but if you’re intending to do that long term, how big a business do you think that optical components might be for Cisco? And does that foreshadow Cisco wanting to be a supplier to third parties of this sort of technology, maybe other technologies? Or is there a time in the future when maybe it makes sense to just keep this technology private for Cisco? Can you just comment or expand a little bit more on this whole idea of supporting customers and how you guys intend to go forward in the market?

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Rod, this is Bill. Thanks for the question. So we, today, as you know, have a very significant optics business within Cisco that has traditionally served our routing and switching and intent-based networking portfolio. Today, we offer those Optics for customers who want to use them in third-party solutions, and we’re expanding that with our customers today. And so we see this is a very natural progression of that trend where optics technologies, whatever form they come in, whether it’s a pluggable or a component like a PIC, would be available to the broader market, including third parties.

Operator

The next question comes from Thejeswi Venkatesh.

Thejeswi Banavathi Venkatesh UBS Investment Bank, Research Division - Associate Director and Analyst

I had a follow-up to the previous question. Given that you compete with other Acacia customers at a systems level and some of them may not be thrilled about buying DSPs from a competitor, I wanted to get your thoughts on whether Cisco intends to continue being an optical systems vendor, given it’s a somewhat smaller business and whether longer term it makes sense to be a module in a semiconductor supplier. And then relatedly, it will be interesting to get your thoughts on how big you think the module market can become.

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Yes. So yes — I think the answer is yes, we intend to remain in the systems business and offer components and optics to customers as well, which is what we do today. And we feel that, that model can work and we feel — we demonstrated that with optics today, and we

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

can expand on that with the acquisition of Acacia. In terms of the market size, the coherent market today for — if we look at all ports, is a multibillion dollar market, and we expect as that transitions from chassis-based solutions to pluggables that, that market will continue to expand. So we’re looking at this as a multibillion-dollar TAM for coherent solutions in general.

Operator

It comes from Paul Silverstein.

Paul Jonas Silverstein Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

Bill, I apologize if you’ve already said this, I’ve been cutting in and out. But did I hear you say that you will continue to sell — Acacia will continue to sell modules and components to third parties, including your competitors such as Arista?

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Yes, that’s right, Paul. We expect that Acacia is going to have a long-term relationship with these customers as they have developed and Cisco will continue to support that.

Paul Jonas Silverstein Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

Right. But clearly, by acquiring them, you’re internalizing a key asset in terms of Acacia’s leadership in coherent optics. I mean presumably, you will have preference in your ability to integrate and to improve your systems above and beyond what third parties can and are able to do.

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

No, I think — I don’t think that’s true, Paul. I think if we’re going to make this successful, we have to make sure that we’re providing the technology to third parties that they want to consume at the time they want to consume it at the right performance and price point. So I don’t think we could make this successful more broadly if we give Cisco preference on any of those parameters.

Operator

Next question comes from Jim Suva from Citi Investments Research.

Jim Suva Citigroup Inc, Research Division - Director

So it’s pretty clear that you’re going to continue to sell to other customers beyond Cisco. So then it brings it back to kind of the original thing of what is actually the benefits of being combined with Cisco because it seems like there could be a risk of some of the customers not being pleased with this relationship. So what’s really the benefit of Cisco owning Acacia?

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

So I think one is, having this technology in-house provides us with some vertical integration benefits. We use this technology today in our optical systems and our routing portfolio. And then secondly, as this technology shift occurs from chassis-based solutions where the technology is typically incorporated onto a line card that’s plugged into an optical system or a router into pluggables, then it becomes really part of a routing solution or a switching solution that we sell to customers in much the same way that we sell optics to customers today. And we want to make sure that we have the right technology to offer customers at the right price point and at the right time. And so we feel having this technology in-house is really the right way to do that.

Operator

Next question comes from Simon Leopold with Raymond James.

Simon Matthew Leopold Raymond James & Associates, Inc., Research Division - Research Analyst

Just one quick clarification and a question. The clarification is whether or not this particular deal will require Chinese regulatory approval. And then in terms of the trending question, I wanted to see if we can get a better understanding of really the market priorities that you see coming to you because of this acquisition. And I guess, what we’re struggling with, is this driven by motivation for the DCI market or telco, metro, 5G? I’m just looking for a better understanding of what are sort of the needle movers within this opportunity.

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Yes, thanks, Simon. So to answer your first question, yes, we’ll have to go through a standard regulatory approval process that includes China. To answer your second question, I think there’s a number of needle movers. One is that coherent is a significant spend category for our customers and so we want to make sure that we’ve got the right technology to serve their needs, whether it is a telco application or a DCI application. But the other needle mover for us is that this technology is migrating from chassis-based solutions, whether it’s a DCI platform or a platform that’s targeted at metro or long-haul applications, it’s migrating into pluggable’s like 400-gig ZR as an example or CFP2, DWDM pluggables that are offered today. And that starts to look more like an optic play for us where we would position optics with our routers and switches and make them available to customers who are purchasing our routers and switches, but also third-party routers and switches. And so longer term, we see this migration from chassis-based solutions to pluggables as playing very well into our optics strategy.

Operator

Next question comes from Alex Henderson from Needham and Company.

Alexander Henderson Needham & Company, LLC, Research Division - Senior Analyst

I was hoping you could talk a little bit about the longer-term play here in terms of the combination of the move to ZR, which is obviously a open standard, but also the integration onto the board as optics start to move past pluggables and start to need to be directly connected to the internal chipsets along the lines of move with Luxtera. How does this integrate with Luxtera?

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Yes. So good question. So Luxtera, one easy way to think about this is what happens inside the data center versus what happens outside the data center or in the near vicinity of the data center. And Luxtera’s technology plays inside the data center for 100-gig, 400-gig type applications, whereas Acacia’s technology plays outside the data center for things like data center interconnect, metro, regional, long-haul and even undersea applications. The big differences in those 2 applications are, inside the data center, the distances are short, typically, less than 10 kilometers, and fiber is plentiful, meaning every router port gets its own fiber. And outside the data center, fiber is scarce, meaning you have to find a way to put many signals onto one fiber and the distances are longer and that requires a more complex technology, which is really where Acacia excels with coherent technology in these applications.

So there is very clear distinction between where Luxtera plays and where Acacia plays. To answer your question about the coming together of silicon and optics, we do believe that, that is something we will see. We talked about that as part of Luxtera acquisition, where they’ve developed some very significant mindshare in that area. Acacia has also got some early thinking in that area as well. The industry is still, I think, thinking through what that architecture looks like at the chip level and also what comes off the chip, what’s the form of the optic that comes off the chip. And so there’s a lot of work and heavy lifting still required in the industry to really figure out what that right long-term architecture is. But I feel that with — between Luxtera, some of the internal capabilities that Cisco already had and certainly on the silicon side as well as now with Acacia, we’ve got all the piece parts to basically drive that in any direction that the industry wants to see it go.

Operator

Comes from Mitch Steves from RBC.

Mitchell Toshiro Steves RBC Capital Markets, LLC, Research Division - Analyst

So I wanted to focus a bit more on the technical side here. So I know you guys are messaging that opticals are much more important part of the products, let’s say, 400 gig and beyond. So was this more of a transaction to kind of get you guys ahead of the competition over the next several years in terms of the optical content that’s going go in? Or is this more of a revenue synergy-type deal? It sounds like it’s more on the cost side, but I just want to be clear about that and what exactly here is specifically, I guess, going to benefit Cisco over the next several years from an optical standpoint.

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Yes. So I’d say it is both, it’s not one or the other. There’s certainly a cost benefit here because we have vertically integrated technology that was and is in Cisco’s portfolio. But longer term, we certainly see a market opportunity. We don’t play, for instance — our optics

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

business today is primarily addressing what’s happening inside the data center, short-reach optics, 1 gig, 10 gig, 40 gig, 100 gig, but all short-reach. We don’t have a portfolio today that really addresses what happens outside the data center for pluggables and that’s largely speaking because pluggables are just really at nascent stage.

So as we see that market develop, we think that there’s certainly a top line expansion that we can affect as well. And furthermore, I think as we think about pluggables now shifting — technology shifting from line systems that are chassis-based into pluggables, we have to think about network architectures and how that might evolve, and we want to be in a position to basically influence network architectures for customers as well.

Operator

Next question comes from Jeffrey Kvaal from Nomura.

Jeffrey Thomas Kvaal Nomura Securities Co. Ltd., Research Division - MD of Communications

This is one for you, Bill. We do think of your optical portfolio primarily as a web-scale play, and you can correct us if we’re wrong. You don’t talk as much as we would like about it anyway, so that would be great. Can you tell us if you think that this deal was driven by something that your web-scale customers are asking for and, therefore, it’s part of a kind of broader strategy deepening your relationship with the web-scale customers? Or is this more you trying to ensure your product road map over time that would allow you to push more into the web-scale community if that makes sense?

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Sure. So first of all, let me just say that the optical portfolio is deployed in over 2,000 customers today. So it’s certainly much wider deployment than web scale, but we do focus on web scale as well as the traditional service provider market and even some of the large enterprise markets. I would say this is not — this is not driven by a web-scale player saying we want you to go do this or this is necessarily gap, but we do believe that web-scale players want to consume technology in different ways and sometimes that’s a fully baked system with hardware and software, sometimes it’s disaggregated approach. And I think that fits very well with Amarone’s business model where they are basically delivering technology to their customers in a way that they want to consume it, whether it’s a fully baked module or a pluggable or a chipset. And we think this plays very well into the way that web-scale players, in particular, want to consume technology.

Operator

Next question comes from Aaron Rakers from Wells Fargo.

Aaron Christopher Rakers Wells Fargo Securities, LLC, Research Division - MD of IT Hardware & Networking Equipment and Senior Analyst

A lot of questions have been asked, but maybe taking a little bit differently, from the Acacia point of view, can you talk a little bit about the segmentation of Acacia’s current revenue base between the various end markets? Any color there? How much is data center interconnect, how much is metro, long-haul, et cetera? I’m just trying to think about that how — how that would compare, again, to the prior comments around Cisco’s own current offerings?

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

So let me just make sure I understand the question. I’m going to turn it over to Raj here. You want to understand how Acacia breaks down in terms of how they think about different market segments?

Aaron Christopher Rakers Wells Fargo Securities, LLC, Research Division - MD of IT Hardware & Networking Equipment and Senior Analyst

Yes. And then any color on what the contributions look like across those market segments from the Acacia point of view?

Murugesan Shanmugaraj Acacia Communications, Inc. - President, CEO & Director

Yes. So we break it down into 3 categories. One is embedded modules, which is modules that we build that are integrated into line systems. And then we have pluggable modules. These are in the category of CFP2 ZR modules you would’ve heard of. And finally, components, which would be a combination of DSPs and PICs. And so in general, I think if you look at the components or silicon

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

components, those are generally somewhere between 20 — they vary quite a bit because we’ve been — we started out with selling DSPs and then we’ve added PICs to it. So it’s in the range of 20% to 30%. It varies quarter-over-quarter. That’s the component side of the business. And then there is, of course, between the pluggables and embedded, it varies, the remaining 70% of the split. So — and depending on new product cycles, the ratio changes between those 2.

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

And one thing I would add, which was an important issue for Cisco is with the most recent generation of Acacia technology, it really allows us to serve multiple market segments. We used to develop purpose-built products for metro, for long-haul, for undersea. We can now support all market segments from DCI all the way through undersea with one solution that Acacia delivers, and we call that multi-haul. And it really has helped simplify things for our customers because they don’t have to think about purpose-built products for each of those segments.

Operator

Comes from James Faucette from Morgan Stanley.

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

James?

Meta A. Marshall Morgan Stanley, Research Division - VP

You have Meta Marshall on instead.

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

Okay, no problem.

Meta A. Marshall Morgan Stanley, Research Division - VP

From Morgan Stanley. Just a question on whether there’s any plans to kind of introduce an 800-gig road map given competitors have one or kind of stick with the current 600-gig 400ZR road map that’s currently in place.

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Well, we’re not announcing any road map plans at this point, but we’re certainly expecting to continue innovation as Acacia has demonstrated over the last 10 years.

Operator

Comes from Sami Badri from Credit Suisse.

Ahmed Sami Badri Crédit Suisse AG, Research Division - Senior Analyst

The one thing I really wanted to understand is, once Acacia is actually closed at some point in fiscal year 2020, maybe could you just walk us through some of the financial model implications of incorporating this business into your overall Cisco model, just so we have an idea? Is there potential cost to be reduced? Is the entity going to be largely intact? Is revenue growth going to be the objective, just so we can get the financial priorities once this is integrated and acquired?

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

Sami, so at this point in time because of the fact that it is going to be in our — second half of our fiscal year 2020 as far as the close goes, we’re not providing any details there. We’ll typically do that as the deal has actually — or transaction has closed for those metrics that you’re looking for. Bill, I don’t know if you want to maybe touch on the integration benefits that we’re going to be gaining, but…

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Yes. No, I think I’ve mentioned earlier that we do anticipate some vertical integration benefits here as well as some top line benefits, but I don’t think we’re going to be commenting on that until close.

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

Thanks, Sami. And I believe we’ll have time for one last question.

Operator

And that question comes from Michael Genovese from MKM Partners.

Michael Edward Genovese MKM Partners LLC, Research Division - MD and Senior Analyst

I wanted to clarify, first of all, whether Cisco plans on offering ZR to other router vendors, specifically on that product, if that would be something that Cisco does. And then my actual question was is this — was this at all a competitive process or this is just Cisco directly communicating with Acacia with no other bidders involved?

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Yes. We’re not going to comment on the latter question, but in terms of the first question, we fully intend to offer ZR to our end customers, to end customers for others that may want to buy directly and to other NEMs or OEMs that might be interested in sourcing ZR for their end customer application.

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

And we may have timing for one last question. Operator?

Operator

Yes. The question comes from Srini Pajjuri from Macquarie.

Srinivas Reddy Pajjuri Macquarie Research - Senior Analyst

Congrats on the deal. Bill, most of my questions have been answered. Just want to hear your thoughts, latest thoughts on the 400-gig optical market within the data center. I know we’ve been hearing about a lot of constraints there. I just want to hear your thoughts on how the ecosystem is maturing and when you expect volume shipments there.

Bill Gartner Cisco Systems, Inc. - Senior VP & GM of Optical Systems and Optics Business

Yes. No, it’s a good question. The vendors like Cisco are shipping 400-gig ports today. The optics have been, I think, slow to mature in that segment. We do expect to see optics in sample quantities by the end of this year and — but I don’t expect a significant ramp until next year for the 400-gig optics. And we are anticipating like 400-gig DR4, which is a parallel optic, will probably be significantly deployed inside the data center. And that would be coupled with either a DR4 at the other end or a 100-gig DR optic at the other end. All of those we see sort of hitting ramp in the first half of next year.

Carol Villazon Cisco Systems, Inc. - Senior Manager of IR

Great. Well, that was our last question for today. I want to thank Bill and Raj as well as everyone who has joined us on the call today. As a reminder, a replay of this call will be available later on the Cisco and Acacia Investor Relations websites. If you have additional questions, please visit the website of either company or contact a member of the respective Investor Relations, PR, AR teams. And thank you very much. This concludes our conference call for today.

Operator

That concludes today’s conference. You may disconnect at this time. Thank you, and have a great day.

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JULY 09, 2019 / 1:00PM GMT, Cisco Systems Inc Intends to Acquire Acacia Communications Inc Conference Call

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Forward-Looking Statements

This transcript may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. Forward-looking statements may include statements regarding the expected benefits to Cisco, Acacia and their respective customers from completing the acquisition, integration of Acacia’s technology into Cisco’s networking portfolio, accelerating the trend toward coherent technology and pluggable solutions, supporting Acacia’s current merchant business, including Acacia’s existing customers and new customers, and the expected completion of the acquisition. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, the risk that the proposed acquisition may not be completed in a timely manner, or at all, which may adversely affect Acacia’s business and the price of its common stock, obtaining Acacia’s stockholder and regulatory approval of the acquisition or that other conditions to the closing of the transaction may not be satisfied, the effect of the announcement or pendency of the proposed acquisition on Acacia’s business, operating results, and relationships with customers, suppliers, competitors and others, risks that the proposed acquisition may disrupt Acacia’s current plans and business operations, risks related to the diverting of management’s attention from Acacia’s ongoing business operations, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the outcome of any legal proceedings related to the transaction, general economic conditions, the retention of employees of Acacia and the ability of Cisco to successfully integrate Acacia’s market opportunities, technology, personnel and operations and to achieve expected benefits. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 21, 2019 and September 6, 2018, respectively, as well as the “Risk Factors” section of Acacia’s most recent reports on Form 10-Q and Form 10-K filed with the SEC on May 2, 2019 and February 21, 2019, respectively. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Acacia will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Acacia. Acacia’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Acacia by going to Acacia’s Investor Relations page on its corporate website at http://ir.acacia-inc.com or by contacting Acacia Investor Relations at (212) 871-3927.

Acacia and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Acacia’s stockholders with respect to the acquisition. Information about Acacia’s directors and executive officers, including their ownership of Acacia securities, is set forth in the proxy statement for Acacia’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2019, Form 8-K filed with the SEC on June 3, 2019, and Acacia’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Acacia and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its executive officers and directors may be deemed to have participated in the solicitation of proxies from Acacia’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on October 24, 2018, annual report on Form 10-K filed with the SEC on September 6, 2018, Form 8-K filed with the SEC on May 22, 2019, and Cisco’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com.